DEBT CONVERSION AND PREFERRED STOCK AGREEMENT

          This AGREEMENT dated as of July 22, 1997 is entered into by and between:

          1.   AUTOMOBILI LAMBORGHINI, S.p.A., a
   corporation incorporated under the laws of the Republic of Italy and having its principal address at Via Modena, 12, 40019 Sant Agata Bolognese (BO), Italy (hereinafter referred to as "ALSPA").

          2. VECTOR AEROMOTIVE CORPORATION, a company incorporated under the law of the State of Nevada, U.S.A., having its principal office at 975 Martin Avenue, Green Cove Springs, Florida 32043 (hereinafter referred to as "Vector").

          Each of the above parties individually will be called a "Party", and collectively, the "Parties";

                          RECITALS

          WHEREAS, Vector is justly indebted to ALSPA in the principal amount of $424,111.00 (the "Indebtedness");
   and

          WHEREAS, Vector has authorized capitalization of 600,000,000 shares of Common Stock, $.01 par value (the
   "Common Stock"), and 5,000,000 shares of Preferred Stock,
   $.10 par value (the "Preferred Stock"); and

          WHEREAS, ALSPA is willing to convert the Indebtedness to the Preferred Stock as described in this Agreement.

          NOW, THEREFORE THE PARTIES HEREBY AGREE AS
   FOLLOWS:

     1. Vector represents and warrants that it has authorized the issuance of 4,241 shares of Preferred Stock in the form attached to this Agreement as Exhibit "A" (the "Preferred Shares") and, subject to the terms of this Agreement (including without limitation Paragraph 7), hereby tenders the Preferred Shares to ALSPA.

     2.   In consideration of the issuance of the Preferred
   Shares in accordance with this Agreement, as full payment for the Preferred Shares, ALSPA hereby satisfies and cancels the Indebtedness.

     3.   ALSPA represents and warrants that the
   Indebtedness includes and consists of all indebtedness, obligations, agreements and covenants of Vector to ALSPA involving the payment of money or property. For purposes of this Section 3, the payment of property does not include the issuance of Preferred Stock of Vector.

     4. This Agreement shall be binding upon the successors and assigns of each Party.

     5. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to its principles of conflict of laws.

     6. This Agreement contains the entire understanding between the Parties relating to the subject matter of this Agreement, and all prior proposals, discussions and writings between the Parties relating to the subject matter of this Agreement are superseded by this Agreement.

     7. The obligations of the Parties in Paragraphs 1-3 of this Agreement shall become effective upon the execution by Tradelink International Limited ("Tradelink") of its option to acquire 60,000,000 shares of Vector's Common Stock pursuant to the Option Agreement dated as of July 22, 1997 (the "Effective Date"). Until the Effective Date or until the Tradelink option expires, ALSPA shall forbear any action to collect the Indebtedness.

     8. None of the terms of this Agreement shall be deemed to be waived by either Party or amended unless such waiver or amendment be in writing and duly executed on behalf of the parties to be charged with such waiver or amendment by its authorized officer and unless such waiver or amendment cites specifically that it is a waiver or amendment to the terms of this Agreement. The failure of either Party to insist strictly upon any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

     9. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.

   VECTOR AEROMOTIVE CORPORATION

   By:   /s/ David Peter Rose
   Title:   President

   Address for Notices:
   c/o William L. Thompson, Jr., Esquire
   Thompson & Adams
   One Independent Drive
   Jacksonville, FL 32202
   (904) 356-3131
   Fax: (904) 356-8009

   AUTOMOBILI LAMBORGHINI, S.p.A.

   By:    /s/ Vittorio DiCupua
   Title:   President

   Address for Notices:
   c/o Winthrop, Stimson,
   Putnam & Roberts
   One Battery Park Plaza
   New York, NY 10014
   Att:  Harold Nathan, Esq.
   (212) 858-1246
   Fax: (212) 858-1500

    Certificate NumberShares
               1                          4241


    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL TO THE SELLER, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.

              VECTOR AEROMOTIVE CORPORATION

    INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

    AUTHORIZED TO BE ISSUED 10,000 SHARES OF SERIES A
    CUMULATIVE PREFERRED STOCK
                 PAR VALUE $.10 PER SHARE

     This Certifies that Automobili Lamborghini, S.p.A., a company authorized under the laws of the Republic of Italy, is the registered holder of FOUR THOUSAND TWO HUNDRED FORTY-ONE shares of the Series A Cumulative Preferred Stock of VECTOR AEROMOTIVE CORPORATION, fully paid and non-assessable, transferable only on the books of the Corporation by holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The voting powers, designations, preferences, limitations, restrictions, relative rights and other aspects of the Series A Cumulative Preferred Stock are set forth (i) in the Articles of Incorporation of the Corporation, which are incorporated in this Certificate as if fully set forth in this Certificate, and (ii) resolutions of the Board of Directors of the Corporation adopted July 22, 1997, which are incorporated in this Certificate as if fully set forth in this Certificate and
    (iii) additional provisions of Class A Cumulative Preferred Stock set forth in this Certificate. The Corporation will furnish to each holder of Series A Cumulative Preferred Stock upon request without change a copy of the Articles of Incorporation and resolutions of the Board of Directors.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of July A.D. 1997.


    _________________________  __________________________
    Secretary                           President

        ADDITIONAL PROVISIONS OF CERTIFICATE FOR
           SERIES A CUMULATIVE PREFERRED STOCK

     The Series A Cumulative Preferred Stock shall be deemed to be issued simultaneously and shall be on equal parity as to all references, powers and rights except as set forth in the written provisions of each series of Preferred Stock. Each share of he Series A Cumulative Preferred Stock shall be issued for $100.00.

     Dividends.  So long as any shares of Series A
    Cumulative Preferred Stock will be outstanding, the holders of the Series A Cumulative Preferred Stock will be entitled to receive cumulative preferential dividends accruing at the LIBOR Rate on the value of $100.00 per share, payable quarterly on the 1st day of March, June, September and December of each year, beginning December 1, 1997 (each date being called a "Dividend Payment Date"), the dividends to be cumulative and payable as allowed by the Nevada Business Corporation Act, Chapter 78, Nevada Revised Statutes, with respect to the quarterly dividend period (or portion of it) ending on the day preceding the respective Dividend Payment Date, fixed for that purpose by the Board in advance of payment of each particular dividend. The LIBOR Rate shall mean the rate (rounded, if necessary, to the next higher 1/100 of 1%) for deposits in United States Dollars for a maturity of three months which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time representing the offered side of dollar deposits in the London market two (2) London business days prior to the effective date of the applicable LIBOR Rate. The LIBOR Rate shall be presumed to be the three months London Interbank Offered Rates as shown in the Wall Street Journal under "Money Rates" as long as such rates are published. The LIBOR Rate will be fixed on the Original Issue Date and thereafter be changed at every Dividend Payment Date to be effective until the next Dividend Payment Date. The "Original Issue Date" means the first date on which the Corporation will issue any shares of Series A Cumulative Preferred Stock. Dividends on the Series A Cumulative Preferred Stock shall be cumulative from the Original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there will be net profits or net assets of the Corporation legally available for the payment of those dividends).

     So long as any shares of Series A Cumulative
    Preferred Stock shall remain outstanding, the Corporation may not declare or pay any dividend, make a distribution, or purchase, acquire, redeem, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation including Common Stock, par value $.01, of the Corporation ("junior stock") (other than as a result of a reclassification of junior stock into another class of junior stock, or the exchange or conversion of one junior stock for or into another junior stock) unless (i) all dividends in respect of the Series A Cumulative Preferred Stock for all past dividend periods have been paid and such dividends for the current dividend period have been paid or declared and duly provided for, and (ii) all amounts in respect of the mandatory redemption of Series A Cumulative Preferred Stock pursuant to the terms of paragraph 5 below have been paid for all prior applicable periods and all amounts in respect of such mandatory redemption for the current applicable period have been paid or duly provided for. Subject to the foregoing, and not otherwise, the dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any junior stock from time to time out of any funds legally available, and the Series A Cumulative Preferred Stock will not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Cumulative Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of any junior stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, an amount equal to $100 per share plus all accumulated and unpaid dividends (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such payment) in respect of any liquidation, dissolution or winding up consummated.

     If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Cumulative Preferred Stock shall be insufficient to permit the payment to the shareholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Cumulative Preferred Stock based on the full preferential amounts for the number of shares of Series A Cumulative Preferred Stock.

     A consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive solely capital stock of the acquiring or surviving corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, will not be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Certificate.

     Mandatory Redemption. The Corporation will, at the redemption price equal to $100 per share plus an amount, payable in cash, equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date) (the "Redemption Price"), redeem from any source of funds legally available therefor, the amount of shares of Series A Cumulative Preferred Stock outstanding on the date set forth on the Redemption Schedule attached to this Certificate. Redemption Date shall be the date on which any shares of Series A Cumulative Preferred Stock are redeemed by the Corporation. This Certificate shall be notice of this mandatory redemption on the dates specified on the Redemption Schedule, and any further notice is waived by acceptance of this Certificate.

     If the Corporation's records show there is more than one holder of Series A Cumulative Preferred Stock, the Corporation will effect the redemption pro rata according to the number of shares held by each holder of Series A Cumulative Preferred Stock shown on the books of the Corporation. On or before the date fixed for redemption, each holder of Series A Cumulative Preferred Stock will surrender the certificate or certificates representing the shares of Series A Cumulative Preferred Stock to the Corporation and the Redemption Price for the shares will be paid in cash on the Redemption Date to the person whose name appears on the certificate or certificates as the owner, and each surrendered certificate will be canceled and retired. In the event that less than all of the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares.

     Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A Cumulative Preferred Stock called for redemption will cease to accumulate on the Redemption Date, and all rights of the holders of the shares redeemed will cease to have any further rights with respect to the shares on the Redemption Date, other than to receive the Redemption Price.

     Optional Redemption. The Corporation may, at the option of the Board of Directors, redeem at any time from any source of funds legally available, in whole or in part, in any manner proscribed by the Board of Directors, any and all of the shares of Series A Cumulative Preferred Stock outstanding at the Redemption Price.

     Other Redemptions.  In the event that any Organic
    Change (as defined below) is to occur, any holder of Series A Cumulative Preferred Stock may require the Corporation to redeem, at the Redemption Price, all or any portion of the holder's shares of Series A Cumulative Preferred Stock immediately prior to the consummation of the Organic Change. The Corporation will give written notice of any impending Organic Change, stating the substance and intended date of consummation of it not more than thirty (30) nor less than fifteen (15) days prior to the date of consummation thereof, to each holder of Series A Cumulative Preferred Stock. Each such holder shall have fifteen (15) days (the "Notice Period") from the date of such notice to demand (by written notice mailed to the Corporation) redemption of all or any portion of the shares of Series A Cumulative Preferred Stock owned by such holder. If by the expiration of the Notice Period any holders have so elected to demand redemption, the Corporation will give prompt written notice of such election (stating the total number of shares so demanded to be redeemed) to each other holder of Series A Cumulative Preferred Stock within five (5) days after the expiration of the Notice Period. Each holder who has not demanded redemption will be afforded ten (10) days from the date of the notice to demand redemption of all or any portion of the holder's shares of Series A Cumulative Preferred Stock by mailing written notice of it to the Corporation. Immediately prior to the consummation of the Organic Change, the Corporation will redeem all shares of Series A Cumulative Preferred Stock as to which redemption rights under this subparagraph (c)(i) have been exercised. For purposes of this paragraph (v)(i), the term "Organic Change" means
    (A) any sale, lease, exchange or other transfer (other than the creation of security interests to secure financings, but including any foreclosures with respect to them) of all or substantially all of the property and assets of the Corporation (whether or not in the ordinary course of business) or (B) any merger or consolidation to which the Corporation is a party (other than a merger in which the Corporation will be the surviving corporation and, after giving effect to the merger, the holders of the Corporation's outstanding capital stock immediately preceding such merger will own shares possessing more than 50% of the voting power of the Corporation).

     If, at the time of any redemption arising from an Organic Change, the funds of the Corporation legally available for redemption of Series A Cumulative Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares requested to be redeemed by the holders of it. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Cumulative Preferred Stock, the funds will immediately be used to redeem the balance of the shares of Series A Cumulative Preferred Stock which the Corporation has become obligated to redeem as a result of an Organic Change, but which it has not redeemed; or, if a person other than the Corporation is the surviving or resulting corporation in any Organic Change, the person will, at the consummation of the Organic Change, redeem the balance of the shares of Series A Cumulative Preferred Stock (and the Corporation will so provide in its agreements with the person relating to the Organic Change). Redemptions made as a result of an Organic Change will not relieve the Corporation of its obligation to redeem Series A Cumulative Preferred Stock otherwise as provided in this Certificate or the resolutions of the Board of Directors authorizing the Series A Cumulative Preferred Stock.

     Upon failure of the Corporation to comply with all the obligations to and agreements with the holders of Series A Cumulative Preferred Stock, the shares of stock represented by this Certificate shall, at the option of the holder, be immediately redeemable in full, payable in cash, and if the Corporation will fail on demand to so redeem the same in full plus an amount equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date), then the holder shall be entitled to require the liquidation of the Corporation in the order provided by law.

     Voting Rights. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or in this Certificate, the holders of Series A Cumulative Preferred Stock shall have no power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of the stockholders of the Corporation.
     If at any time or times, dividends payable on Series
    A Cumulative Preferred Stock have not been paid or declared and a sum sufficient for their payment set aside for a period of one and one-half years, then the holders of Series A Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation as provided in the Articles of Incorporation of the Corporation. The right to elect directors shall continue until dividends in default on Series A Cumulative Preferred Stock are paid in full or funds sufficient for their payment are set aside, and shall cease when the dividends are so paid or set aside, subject to future reactivation in the event of future defaults. The directors so elected by the holders of Series A Cumulative Preferred Stock shall serve until the next annual meeting of the stockholders of the Corporation and until their respective successors are elected by the holders of Series A Cumulative Preferred Stock and have qualified. Any director elected by the holders of Series A Cumulative Preferred Stock may be removed by the vote of a majority of the holders of Series A Cumulative Preferred Stock. When the holders of Series A Cumulative Preferred Stock are divested of special voting power, the term of office of the persons elected as directors by the holders of Series A Cumulative Preferred Stock shall terminate.

     No Reissuance.  No Series A Cumulative Preferred
    Stock acquired by the Corporation by reason of redemption, purchase, or otherwise will be reissued, and all shares will be canceled, retired and eliminated from the shares which the Corporation will be authorized to issue.

     Notices. All notices to the Corporation permitted here will be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 975 Martin Avenue, Green Cove Springs, Florida 32043, Attention: Treasurer, or to other address at which its principal office is located and as to which notice is similarly given to the holders of the Series A Cumulative Preferred Stock at their addresses appearing on the books of the Corporation.

     Costs. In the event of any default by the Corporation of its obligations to or agreements with the holders of the Series A Cumulative Preferred Stock, the Corporation shall pay, in addition to all other amounts required to be paid to the holders of Series A Cumulative Preferred Stock, all costs associated with the enforcement of the rights and remedies of the holders of Series A Cumulative Preferred Stock, including without limitation reasonable attorneys fees and costs, whether or not suit is instituted, including in trial, on appeal, bankruptcy proceedings or otherwise.

     Waiver. No delay or omission on the part of any holder of the Series A Cumulative Preferred Stock in exercising any right of such holder shall operate as a waiver of such rights or any other rights of the holders of Series A Cumulative Preferred Stock. No waiver of any rights shall be binding upon any holder of Series A Cumulative Preferred Stock unless in a writing signed by or authorized by such holder, and then only to the extent that this is set forth in such waiver.

     Jurisdiction. The Corporation and each holder of Series A Cumulative Preferred Stock, by acceptance of the
    Series A Cumulative Preferred Stock, specifically authorizes any action brought upon the enforcement of Series A Cumulative Preferred Stock to be instituted and prosecuted in either the Circuit Court of Duval County, Florida, or the United States District Court in the
    Middle District of Florida; and the Corporation and each holder of the Series A Cumulative Preferred Stock hereby waives any plea of jurisdiction or venue as not being in Duval County, Florida, and consents to a transfer of jurisdiction and venue to the Circuit Court of Duval
    County, Florida, or the United States District Court for the Middle District of Florida upon request of any party.

                        ASSIGNMENT

     For Value Received, the undersigned does hereby sell, assign and transfer unto__________________________ Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint ________________________________________________
    Attorney to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.

    Dated ____________________, 19__

    In presence of

    ____________________________

    NOTICE: The signature of this Assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.



    (WE MAY WANT TO PUT MOST OF THE ADDITIONAL PROVISIONS IN
    THE BOARD RESOLUTIONS IN ORDER TO PRODUCE A ONE PAGE
        FRONT-BACK CERTIFICATE WITH SUMMARY PROVISIONS ONLY)

           SERIES A CUMULATIVE PREFERRED STOCK

                   REDEMPTION SCHEDULE


    Redemption Date           Number of Shares

    May 1, 1998                          50
     June 1, 1998                        50
     July 1, 1998                        50
     August 1, 1998                      50
     September 1, 1998                   50
     October 1, 1998                     50
     November 1, 1998                    50
     December 1, 1998                    50
     January 1, 1999                    311
     February 1, 1999                   313
     March 1, 1999                      315
     April 1, 1999                      316
     May 1, 1999                        318
     June 1, 1999                       319
     July 1, 1999                       321
     August 1, 1999                     323
     September 1, 1999                  324
     October 1, 1999                    326
     November 1, 1999                   327
     December 1, 1999                   328